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ANIMAS CORPORATION

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JOHNSON & JOHNSON

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On December 16, 2005, Johnson & Johnson and one of its affiliates each delivered presentations to employees of Animas Corporation. A copy of each presentation is included below.

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Founded 1886 New Brunswick, New Jersey In a Former Wallpaper Factory By three brothers with a dream... that Joseph Lister's theories about sterilization could save lives in America's hospitals

World's Most Comprehensive and Broadly Based Health Care Company

200+ Operating Companies In 57 Countries Around the World Selling Products in More Than 175 Countries Global Presence

115,000 Employees Worldwide Global Presence

Strategic Principles Broadly based in Human Health Care Decentralized Management Manage for the Long Term Ethical Principles Our Credo

Our Credo Written by General Robert Wood Johnson, Jr. in the 1940s Visionary and U.S. business leader Among the first to speak openly of a company's responsibility

Our Credo The Four Tenets Customers Employees Community Shareholders Shareholders Shareholders Shareholders Shareholders Shareholders

13.1% 18.3% 18.2% Sales Diluted EPS Net Earnings $47.3B $8.5B $2.84 2004 Performance Results

Consumer Pharmaceutical MD&D East 0.18 0.47 0.36 Medical Devices & Diagnostics $16.9 B Pharmaceuticals $22.1 B $ U.S. Billions 46.7% 17.6% 35.7% 2004 Sales by Segment Consumer $8.3 B Total Sales: $47.3 Billion

2004 Sales by Geographic Area Asia, Pacific, Africa U.S. Europe W. Hemisphere 0.123 0.59 0.234 0.055 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 23% 59% 6% Europe $11.1 Billion U.S. $27.8 Billion W. Hemisphere $2.6 Billion Asia, Pacific, Africa $5.8 Billion 12% Total Sales: $47.3 Billion

Historical Performance 100 +10.6% +11.0% +10.7% 50 +11.1 +11.7 +14.2 20 +10.9 +10.8 +15.6 10 +11.8 +12.3 +16.9 5 +11.6 +11.1 +16.9 1 +13.1 +9.7 +16.8 Net Income(1) Reported Sales Operational Sales Year (1) Proforma excluding In-process R&D, taxes on repatriated cash under the AJC Act and other charges and credits

Historical Performance 72 Consecutive years of Sales increases 20 Consecutive years of double digit Earnings increases(1) 42 Consecutive years of Dividend increases (1) Proforma excluding In-process R&D, taxes on repatriated cash under the AJC Act and other charges and credits

Investment in Research 1994 1995 1999 2004 R&D Expense Total J&J 0.5 1.8 2.1 2.4 2.5 2.8 3.1 3.6 4 4.7 5.2 Pharm 0.9 1.1 1.3 1.5 1.6 1.8 2.2 2.5 2.7 3.2 3.6 North 45.9 46.9 45 43.9 9.6% Percent to Sales 11.0% $U.S. Billions

Products Patients & Customers

LifeScan: The Road Ahead Eric Milledge Company Group Chairman

LifeScan Vision "Creating a world without limits for people with diabetes"

LifeScan Around the World U.S./Puerto Rico: 1290 Canada: 118 EMEA: 667 Scotland: 478 Employees by region:

Worldwide Glucose Monitoring Market 2003 2004E 2006E 2009E 2011E U.S. 2.2 2.4 2.6 3.3 4 EX U.S. 2.9 3.3 3.9 5 6 $ Billions Ex U.S. U.S. CAGR 8% 5.1 5.7 6.5 8.3 10 .0 Source: LifeScan Estimates, Analyst Reports

LifeScan Dollar Sales

LifeScan Key Products Source: International Diabetes Federation

LifeScan Mission "To fundamentally change our business from measurement to management, and transform LifeScan from an episodic monitoring company to a true diabetes management company."

Our Strategic Direction Continued leadership in Glucose Monitoring Expansion into Insulin Delivery Creation of Diabetes Management solutions Episodic Continuous Diabetes Management Glucose Monitoring Medication Insulin Delivery

Culture For Success Extraordinary talent Entrepreneurship - intelligent risk taking Collaboration and team work Passion and sense of urgency Speed, flexibility, and agility Flawless execution

Our Credo

Critical To Success Voice of Customer Design Excellence Clinical & Economic Outcomes Quality & Compliance Intellectual Property Organization & People Development